                                                                   Exhibit 10.53



[LOGO]  Miller-Valentine Group 4000
        Miller-Valentine Court Dayton,
        Ohio 45439-1487
        P.O. Box 744
        Dayton, Ohio 45401-0744

        937-293-0900 937-299-1564
        FAX www.mvg.com


        July 31, 2002

                                        Via U.S. Mail
                                        -------------

        Steve Markiewicz
        PC Connection
        730 Milford Road Route 101A
        Merrimack, NH 03054-4631

        Re: Executed Lease Amendment #4 for
            Approximately 102,400 Square Feet of Space for
            2780-2880 Old State Route 73, Wilmington, OH 45177

         Dear Steve:

         Enclosed is a fully executed copy of the above referenced Lease Amendment and a copy of the State of Ohio Agency Disclosure Form for your files.

         Should you need any additional information, please contact me at 937-293-0900.

         Sincerely,

         MILLER-VALENTINE REALTY, INC.


         /s/ Chuck McCosh

         Chuck McCosh
         Senior Vice President of Sales

         CM/ts

         Enclosure

         cc: Robert Pratt

         For more information about Miller-Valentine services and products, please visit our web site at www.mvg.com.

                      NAIOP National Developer of the Year

                        Disclosure of-Agency Relationship

                          (THIS FORM IS NOT A CONTRACT)

This real estate agent who is providing you with this form is required to do so by Ohio law. It does not, by itself, obligate you to work with this agent or his/her brokerage; nor will you be bound to pay any compensation to the agent or the agent's brokerage by merely signing this form.

Instead, the purpose of this form is to make sure you have the necessary information you need to know about the role of this agent if you choose to work together. By signing, you acknowledge that you have been provided this information and agree to it. If you do not, you can consult with an attorney for further advice.


As a potential seller/landlord or buyer/tenant of real estate I understand and agree that

    Chuck McCosh      and     Miller-Valentine Realty, Inc.    will:
    ------------              -----------------------------
        (Agent)                          (Brokerage)



    [X] Represent the seller/landlord
    [_] Represent the buyer/tenant

I also understand and agree that the following may also possibly occur in a real estate transaction in which I may be involved with this agent:

    [X] The same agent who represents me could potentially represent the other party in a transaction involving me. The agent and brokerage would then both be dual agents.

    [X] A different agent in the same brokerage could potentially represent the other party in a transaction involving me. Each agent would represent the interests of their separate client. The brokerage would be dual agent. A management level licensee is also a dual agent if representing a client in an in-com y transaction.

I have reviewed the information on the reverse side of this form and I have been given a completed copy of this Disclosure of Agency Relationship.

                                    FIVE WAREHOUSE INVESTMENTS, V LTD.
Merrimack Service Corp. dba
PC Connection, Inc.                 By Miller-Valentine Realty, Inc.,


/s/ Robert A. Pratt  7/30/02           /s/ Robert A. Gallinis            7/31/02
--------------------------------       -------------------------------   -------
(Buyer or Tenant)     (Date)            (Seller or PRESIDENT)             (Date)

                                                                         7/31/02
(Buyer or Tenant)    (Date)         By _______________________________   -------
                                       (Seller or landlord)               (Date)
                                       Robert A. Gallinis. President


     To be completed only in an in-company transaction involving two agents
                                ("Split" Agency)

Both buyer/tenant and seller/landlord acknowledge and agree that in a contemplated transaction involving property located at__________________________ ____________________________ the buyer/tenant is represented by and the seller/landlord is represented by

By initialing below both parties acknowledge and agree that they are aware that both agents are affiliated with the same brokerage; that each agent will represent the separate interests of their separate client, (unless a management level licensee is one of the agents involved in the transaction); that it was previously disclosed that this could occur; and that they consent to the brokerage acting as a dual agent.

Buyer/Tenant's   Initials:          Seller/Landlord's      Initials:
Date:                               Date:


          Any questions regarding the role or responsibilities of the
[SEAL]    brokerage or its agents can be directed to an attorney or to:   [SEAL]
             Ohio Division of Real Estate and Professional Licensing
                          77 S. High Street, 20th Floor
                            Columbus, OH 43266-0547
                                  (614)466-4100

                            AMENDMENT NO. 4 TO LEASE

           THIS AGREEMENT made this 31 day of 2002 July, 2002, by and between EWE WAREHOUSE INVESTMENTS V, LTD., as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2780-2880 Old State Route 73, Wilmington, Ohio 45177.

                                  WITNESSETH:

           WHEREAS, Lessor and Lessee entered into a Lease dated September 27, 1990 as amended June 28, 1996, July 31, 1998, and June 26, 2000, and

           WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the term, revise the rent and delete the Option to Renew.

           NOW THEREFORE, the Lease is amended as follows.


           1. Article 1.  TERM. shall be revised as follows.

           Effective January 1, 2003, the term of this Lease shall be extended for an additional two (2) years, two (2) months for a total term of fourteen
(14) years, two (2) months, commencing January 1, 1991 and ending February 28, 2006, both dates inclusive.

           2. Lessee warrants that Lessee has accepted and is now in possession of the Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present "as is" condition.

           3. Article 4. RENT. shall be revised as follows.

           For the two (2) month period commencing January 1, 2003 and ending February 28, 2003, the Lessee shall occupy the Leased Premises "rent free".

           For the ten (10) month period commencing March 1, 2003 and ending. December 31, 2003 the Lessee shall pay to the Lessor as Rent for the Leased Premises the sum of FOUR HUNDRED FORTY-EIGHT THOUSAND AND 00/100 DOLLARS ($448,000.00) which shall be paid in equal monthly installments of FORTY-FOUR THOUSAND EIGHT HUNDRED AND 00/100 DOLLARS ($44,800.00), due and payable on the first day of each month, in advance, without demand.

           Checks should be made payable to Easton & Associates Management Account c/o The Easton Group, 10165 N. W. 19th St., Miami, FL 33172

           The Basic Annual Rent of $537,600.00 shall be adjusted annually based on any increases in the. Consumer Price Index beginning January 1, 2004 and at the end of each year thereafter, whether during the term of this Lease or any renewal or extension thereof. Increases in the Annual Rent shall be made in accordance with the following procedure:


           a. The index to be used for this adjustment shall be the Consumer Price Index (U.S. City Average, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

           b. The Consumer Price Index of 2002 for the month of September shall be the "Base Period Consumer Price Index". The Consumer Price Index for the month of September in each adjustment year shall be the "Adjustment Period Consumer Price Index".

           c. The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by the Basic Annual Rent, and the result shall then be added to the Basic Annual Rent. The resulting sum shall be the adjusted Annual Rent for such immediately succeeding leasehold period which shall be paid in equal monthly installments.

           All calculations of said procedure shall be provided to the Lessee in their entirety directly from EWE Warehouse Investments V, Ltd., the Lessor.

           d. If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

           4. Amendment No. 3, Item 6. OPTION TO RENEW. shall be amended as follows.

           Lessee is hereby granted an option to renew this Lease for an additional term of two (2) years on the same terms and conditions contained herein except for the rental and the length of the term, upon the conditions that:

           a. written notice of the exercise of such option shall be given by Lessee to Lessor not less than one hundred eighty (180) days prior to the end of the term of this Lease (by August 31, 2005); and

           b. at the time of the giving of such notice and at the expiration of the term of this Lease, there are no defaults in the covenants, agreements, terms and conditions on the part of Lessee to be kept and performed, and all rents are and have been fully paid. Provided also, that the rent to be paid during each year of the said renewal period shall be as determined in accordance with the following procedure:

           (1) The index to be used for this adjustment shall be the Consumer Price Index (U.S. City Average, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

           (2) The Consumer Price Index of 2002 for the month of September shall be the "Base Period Consumer Price Index".

           (3) The Consumer Price Index for the month of September each succeeding year shall be determined from the published figures and shall be the "Adjustment Period Consumer Price Index".

           (4) The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by $537,600.00 and the result shall then be added to $537,600.00. This arithmetical sum shall then be the adjusted Basic Annual Rent for such immediately succeeding leasehold year which shall be paid in equal monthly installments.

           (5) If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

          All calculations of said procedure shall be provided to the Lessee in their entirety directly from EWE Warehouse Investments V, Ltd., the Lessor.

          5. ARTICLE 21. NOTICE. shall be revised as follows.

          All notices under this Lease may be personally delivered sent by courier service, with receipt; or mailed to the address shown by certified mail, return receipt requested. The effective date of any mailed notice shall be one (1) day after delivery of the same to the United States Postal Service.

                                Lessor: EWE Warehouse Investments V, Ltd.
                                Mail:   Easton & Associates
                                        Management Account
                                        c/o The Easton Group 10165 N.
                                        W. 19_ St. Miami, FL 33172


                                Lessee: MERRIMACK SERVICES CORPORATION
                                        dba PC CONNECTION SERVICES
                                Mail:   Attn: Legal Counsel
                                        730 Milford Road
                                        Merrimack, NH 03054-4631

          Either party may from time to time designate in writing other addresses.

          6. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.


          IN WITNESS WHEREOF, the Lessor' and Lessee have affixed their signatures to duplicates of this Amendment, this 30 day of July, 2002, as to Lessee and this 31 day of July, 2002, as to Lessor.

    Signed and acknowledged           LESSOR: EWE WAREHOUSE INVESTMENTS V, LTD.
    in the presence of:                       BY MILLER-VALENTINE REALTY, INC.
                                              ITS MANAGING AGENT
/s/ Rita A Hughes
------------------
Rita A Hughes                         By:     /s/ Robert A. Gallinis
-------------                                 -------------------------------
Print Name                                    Robert A. Gallinis
                                      Title:  President
/s/ Kelli L. Wilson
-------------------
Kelli L. Wilson
---------------
Print Name


                                      LESSEE: MERRIMACK SERVICES CORPORATION dba
                                              PC CONNECTION SERVICES

/s/ Robert A. Pratt                   By:     /s/ Wayne L. Wilson
----------------------                        -------------------------------
Robert A. Pratt                               Wayne L. Wilson
Print Name                            Title:  President


/s/ Barbara J. Jaus
-------------------

Barbara J. Jaus
---------------
Print Name

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

           The foregoing instrument was acknowledged before me this 31 day of July, 2002, by Robert A. Gallinis,

President of MILLER-VALENTINE REALTY, INC.
                                             /s/ Rita A. Hughes
                                             -------------------
                                             NOTARY PUBLIC

                                             RITA A. HUGHES, Notary Public
                                             In and for the State of Ohio
                                             My Commission Expires May 4, 2006


STATE OF New Hampshire County of Hillsborough, SS:

           The foregoing instrument was acknowledged before me this 30 day of July, 2002, by Wayne L. Wilson, the President of MERRIMACK SERVICES CORPORATION, a corporation on behalf of said corporation.

                             /s/ Dolores R. Collins
                             ----------------------
                                  NOTARY PUBLIC


                                               DOLORES R. COLLINS, NOTARY PUBLIC
                                                                   NEW HAMPSHIRE
                                             My Commission Expires Jan. 20, 2004